Securities and Exchange Commission
			      Washington, D.C.  20549

              		       FORM 8-K

			          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): October 5, 2000


			       COMDIAL CORPORATION
	    (Exact name of registrant as specified in its charter)

    Delaware                      0-9023                94-2443673
    (State or other jurisdiction  (Commission           (IRS Employer
    of incorporation)             File Number)          Identification No.)

			         P.O. Box 7266
			      1180 Seminole Trail
		     Charlottesville, Virginia 22906-7266
	     (Address of principal executive offices) (Zip Code)

   Registrant's telephone number, including area code: (804) 978-2200

				         INDEX


								                  Page


Item 5.  OTHER EVENTS                                               3


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS                          4

Item 5.  OTHER EVENTS

On July 2, 2000, Comdial Corporation (the "Company") was not in compliance with the covenant in its Credit Agreement with Bank of America, N.A. ("BOA") dated October 22, 1998 relating to the ratio of funded debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). The Company obtained a waiver from BOA with respect to that covenant that was to expire August 30, 2000. In return, the Company agreed, in principle, to restructure the Credit Agreement, as described in the quarterly report on Form 10-Q for the second quarter of 2000, filed by the Company on August 25, 2000. The Company and BOA did not have time to complete the revised Credit Agreement terms before August 30, 2000. Accordingly, on August 28, 2000, BOA extended its waiver on the same terms to September 15, 2000; and on September 15, 2000, BOA further extended its waiver on the same terms to October 2, 2000.

As of the end of its third fiscal quarter on September 30, 2000, the Company was not in compliance with the funded debt to EBITDA ratio covenant in the Credit Agreement and was not in compliance with another covenant with respect to its EBITDA to interest expense ratio.

On October 4, 2000, the Company and BOA finalized a letter whereby BOA agreed to waive these defaults under the Credit Agreement, subject to the Company's agreement to certain terms and conditions set forth in such letter (the "Conditional Waiver"). The terms and conditions include, among other things, the Company's agreement to three modifications to the Credit Agreement. First, the revolving credit commitment was amended to be forty million dollars, subject to reduction in accordance with other provisions of the Credit Agreement. Second, the interest rate on the Note was amended to be the LIBOR Daily Floating Rate plus three percent per year. BOA reserved the right to increase this rate to the default rate provided in the Credit Agreement if the Conditional Waiver is terminated for any reason. Finally, the revolving credit termination date was amended to be the earlier to occur of March 31, 2002 and the date on which the revolving credit commitment is terminated pursuant to certain provisions of the Credit Agreement. The Company also agreed in the Conditional Waiver that, on or before November 3, 2000, it would execute an amended and restated credit agreement that would contain terms and conditions substantially in accordance with the Company's agreement in principle to restructure the Credit Agreement, which was previously reported as described above.

A copy of the Conditional Waiver is filed as Exhibit 10.1 to this Report and is incorporated herein by reference. The foregoing is not a complete des-cription of the terms of the Conditional Waiver and is subject to and qualified in its entirety by reference to the Conditional Waiver.

On October 3, 2000, the Company announced the appointment of Nick Branica to the position of President and Chief Executive Officer. In addition to his duties as President and Chief Executive Officer, Mr. Branica will serve on the Company's Board of Directors. A copy of the press release announcing Mr. Branica's appointment is filed as Exhibit 10.2 to this Report.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

	 Exhibit        Description
	 -------  -----------
	 10.1 Conditional Waiver Agreement, by and among Bank of America, N.A., Comdial Corporation, and certain Guarantors of Comdial Corporation's obligations under its Credit Agreement with Bank of America, N.A., dated October 22, 1998.

	10.2 Press release, dated October 3, 2000, regarding the appointment of Nicholas A. Branica as President and Chief Executive Officer of Comdial Corporation.





			       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					COMDIAL CORPORATION

					By:    Paul K. Suijk
					       -------------
                              Name:  Paul K. Suijk
                              Title: Senior Vice President and
					       Chief Financial Officer
					Dated: October 5, 2000